UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2008

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 14, 2008, the Board of Directors of Electronics For Imaging, Inc. (the “Company”) set May 20, 2008 as the date for its 2008 annual meeting of stockholders. The meeting will be held at the Company’s offices at 303 Velocity Way, Foster City, California 94404 at 9:00 a.m. All holders of record of the outstanding common stock of the Company as of April 17, 2008 will be entitled to vote at the annual meeting.

The Company’s proxy statement circulated to shareholders in connection with its 2007 annual meeting provided certain deadlines for submission of stockholder proposals for inclusion in the Company’s proxy statement and form of proxy card for the 2008 annual meeting, as well as a deadline for purposes of discretionary voting with respect to stockholder proposals not intended to be included in the Company’s proxy materials for the 2008 annual meeting.

As a result of the May 20, 2008 date established for the Company’s 2008 annual meeting, the Company hereby notifies its stockholders that proposals by stockholders that are intended for inclusion in its proxy statement and proxy to be presented at the 2008 annual meeting must be received by the Company by March 28, 2008 in order to be considered for inclusion in the Company’s proxy materials. Such proposals shall be addressed to the Secretary of the Company and may be included in the proxy materials for the 2008 annual meeting of the Company if they comply with applicable rules and regulations of the Securities and Exchange Commission governing stockholder proposals. Additionally, for all other proposals to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than March 28, 2008. If a stockholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 18, 2008	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer